Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our reports dated September 9, 2011, with respect to the consolidated financial statements, and internal control over financial reporting, included in the Annual Report on Form 10-K for the year ended July 2, 2011 of Oclaro, Inc., which are incorporated by reference in this Registration Statement. We consent to the incorporation by reference in the Registration Statement of the aforementioned reports.

/s/ GRANT THORNTON LLP
San Francisco, CA
January 31, 2012